Exhibit 99.1

FIRST HORIZON NATIONAL

Fourth Quarter 2004

Analyst Visit

SAFE HARBOR STATEMENT

  This document contains forward-looking statements involving significant risks and uncertainties. A number of factors could cause actual results to differ materially from those in the forward-looking information. These factors are outlined in the recent earnings press release and in more detail in the most current 10-Q and 10-K. First Horizon disclaims any obligation to update any of the forward-looking statements that are made from time to time to reflect future events or developments.

HISTORICAL PERFORMANCE

	Historical 5 Year Performance	Rank
Return on Equity	22.4%	2nd
Return on Assets	1.6%	7th
Fee Income as a Percent of Revenue	61.0%	2nd

* Rank among 16 Institutions (10 High Performers and 8 Industry Peers, with two overlaps)
Source: First Call/SNL Datasource

The following graph shows our earnings per share growth over the past five years beginning in 1999. The blue line represents our actual growth of 14.5%. The green line depicts what we would have grown at the high performers' level of 13.7%. The orange line portrays what our EPS growth would have been at the industry rate of 10.7%.

The following graph shows a 16% CAGR in dividends declared from $.79 in 1999 to $1.63 in 2004.

CURRENT PERFORMANCE

3RD QUARTER EARNINGS HIGHLIGHTS

  Retail/commercial banking continued strong growth from national expansion and asset quality improvements
  Challenging operating environment caused:
    Delayed purchases from all fixed income investors
    Increased impairment costs from 2Q04 with declining refi activity
    Competitive mortgage pricing
  Management identified technical error in documentation and pulled 3rd quarter HELOC securitization
  Investment portfolio gains from the sale of investment securities initiated primarily due to a delay in the closing of the HELOC securitization

The following graph shows 3Q03 business mix compared to 3Q04 business mix. In 3Q03, pre-tax income was split in the following manner: retail/commercial banking was 37%; mortgage was 57%; capital markets was 19%; and corporate was negative 13%. In 3Q04, pre-tax income was split in the following manner: retail/commercial banking was 61%; mortgage was 22%; capital markets was 10%; and corporate was 7%.

BENEFITS OF BUSINESS MIX

  Counter cyclical earnings
  Increased opportunities for expansion
  Enhanced cross-sell opportunities
  Working Together initiatives

STRATEGIC COMBINATION

FTN financial + SLK'S fixed income division

  Expands fixed income sales force
  Continues to diversify into non-depository customer base
  Broader product offerings with enhanced trading
  Enhances distribution platform
  Accretive in first year

  STRATEGIC OBJECTIVES

    Maintain high-performing long-term EPS growth and industry-leading profitability levels
    Continue to develop our national franchise while reducing reliance on mortgage and fixed income

  NATIONAL BANKING EXPANSION STRATEGY

  NATIONAL EXPANSION OBJECTIVES

    Cross-sell our full array of financial products to existing mortgage and fixed income customers
    Continue to grow national customer base through increased sales force

  - People first / bricks and mortar support

  The following graph shows a 33% CAGR in the national financial services revenues of $101 million in 2001 to $240 million annualized in 2004.

  The following chart shows five levels of financial centers, with FC 5 encompassing the most products and services. FC 1 includes mortgage originations. FC 2 includes mortgage originations and complimentary retail cross-sell products. FC 3 includes mortgage originations, complimentary retail cross-sell products and specialized sales forces.

  FC 4 includes mortgage originations, complimentary retail cross-sell products, specialized sales forces and deposit-taking activities. FC 5 includes mortgage originations, complimentary retail cross-sell products, specialized sales forces, deposit-taking activities, and financial centers.

  FIRST HORIZON NATIONAL EXPANSION

	2001	2004*	Improvement
Mortgage RM's	679	1,792	38% Growth
Specialized Sales Force	0	176

Banking HHs (000's)	75	199	38% Growth
% of HHs with Banking Products	16%	35%	19 Percentage Points

Consumer Loans (billions)	$2.0	$4.7	54% Growth
Commercial Loans (billions)	$0.3	$1.2	51% Growth
Deposits (billions)	$0.0	$0.1	265% Growth

  *As of 9/30/04
  Note: Growth reflects CAGR

  The following map shows our landscape in 2001 with 166 mortgage originations offices and 5 home building finance offices.

  The following map shows our current landscape with 347 mortgage originations offices, 13 wealth management offices, 15 home builder finance offices and 16 small business lending offices.

  The following map shows our expanding national bank landscape with 399 branch offices, 43 home builder finance offices, 42 small business offices, and 20 wealth management offices.

  REVENUE GROWTH DRIVERS

  Retail/Commercial Banking

    Continue national expansion through national customer base
    Capture opportunities from market disruption

  Mortgage

    Grow mortgage relationship managers
    Expand servicing portfolio profitability

  Capital Markets

    Draw on strength in niche markets/products in capital markets
    Target non-depository institutions to grow customer base

  STRATEGIC ACQUISITIONS
  SOLIDIFY STRATEGIC ADVANTAGE

  Disciplined acquisition approach

    Broaden Product Mix
    Increase Sales Force
    Expand Geography

  SUMMARY CONCLUSION

    Business mix rebalancing
    Platform for growth in place in all business segments
    Additional national expansion opportunities